GOODRX REPORTS SECOND QUARTER 2024 RESULTS
SANTA MONICA, Calif. -- (August 8, 2024) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) ("we," "us," "our," “GoodRx,” or the
“Company”), the leading prescription savings platform in the U.S., has released its financial results for the second quarter of
2024.
Second Quarter 2024 Highlights
•Revenue1 and Adjusted Revenue1 of $200.6 million
•Net income of $6.7 million; Net income margin of 3.3%
•Adjusted Net Income1 of $32.4 million; Adjusted Net Income Margin1 of 16.1%
•Adjusted EBITDA1 of $65.4 million; Adjusted EBITDA Margin1 of 32.6%
•Net cash provided by operating activities of $9.7 million
•Exited the quarter with over 7 million consumers of prescription-related offerings2
“We’re proud of the progress we’re making against our key priorities, especially when it comes to strengthening our relationships with retail and PBM partners, scaling our offerings around brand medications, and deepening our relationships with patients,” said Scott Wagner, Interim Chief Executive Officer of GoodRx. “While the retail pharmacy space is experiencing a bit of choppiness, we believe GoodRx's value proposition of providing affordable access to medications has never been more important and we are creating ways to enrich that value proposition both for healthcare ecosystem partners and, most importantly, for our consumers."
1Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Income Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. For the second quarters of 2024 and 2023, revenue, the most directly comparable financial measure calculated in accordance with GAAP, was equal to Adjusted Revenue and we expect revenue to equal Adjusted Revenue for the third quarter and full year of 2024. Revenue excluding the $10.0 million client contract termination payment represents Adjusted Revenue for the third quarter and full year 2023.
Adjusted EBITDA Margin and Adjusted Net Income Margin are defined as Adjusted EBITDA and Adjusted Net Income, respectively, divided by Adjusted
Revenue. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable
GAAP measures.
2Sum of Monthly Active Consumers (MACs) for Q2'24 and subscribers to our subscription plans as of June 30, 2024. Refer to Key Operating Metrics below for definitions of Monthly Active Consumers and subscription plans.
Second Quarter 2024 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):
Revenue1 and Adjusted Revenue1 increased 6% to $200.6 million compared to $189.7 million.
Prescription transactions revenue increased 7% to $146.7 million compared to $136.5 million, primarily driven by a 8%
increase in Monthly Active Consumers principally from organic growth, including expansion of our integrated savings program.
Subscription revenue decreased 8% to $22.0 million compared to $23.9 million, primarily driven by a decrease in the number of subscription plans due to the sunset of our partnership subscription program, Kroger Savings Club.
Pharma manufacturer solutions revenue increased 9% to $26.5 million compared to $24.3 million, primarily driven by organic growth as we continued to expand our market penetration with pharma manufacturers and other customers, including ongoing growth in our point of sale discount programs. The prior year quarter included $2.7 million of revenue related to vitaCare Prescription Services, Inc. compared to none in the second quarter of 2024 as a result of the restructuring of our pharma manufacturer solutions offering that occurred in the second half of 2023.
Other revenue increased 10% to $5.4 million, compared to $4.9 million.
Net income was $6.7 million compared to a net income of $58.8 million, primarily driven by a $46.7 million income tax benefit recognized in the prior year largely due to the release of our valuation allowance against the majority of our net deferred tax assets which was recognized as a discrete tax benefit. Net income margin was 3.3% compared to a net income margin of 31.0%. Adjusted Net Income1 was $32.4 million compared to Adjusted Net Income1 of $28.4 million.
Adjusted EBITDA1 was $65.4 million compared to $53.5 million, primarily driven by higher prescription transactions revenue and cost savings from the restructuring of our pharma manufacturer solutions offering that occurred in the second half of
2023. Adjusted EBITDA Margin1 was 32.6% compared to 28.2%.
Exhibit 99.1
Cash Flow and Capital Allocation
Net cash provided by operating activities in the second quarter was $9.7 million compared to $29.9 million in the comparable period last year, largely driven by changes in operating assets and liabilities, partially offset by an increase in net income after adjusting for non-cash items. Changes in operating assets and liabilities were principally driven by the timing of payments of prepaid services, accounts payable and accrued expenses, income tax payments and refunds, as well as collections of accounts receivable. As of June 30, 2024, GoodRx had cash and cash equivalents of $524.9 million and total outstanding debt of $656.5 million.
In July 2024, we amended our First Lien Credit Agreement to, among other things, establish a new $500.0 million term loan
(with an original issue discount at 99.0% of the principal amount thereof) and extend the maturity date on $88.0 million of our
$100.0 million revolving credit facility to April 10, 2029. Concurrent with the closing of the amendment, we repaid outstanding principal and accrued interest under our then-existing term loan in full as well as all premiums, fees and expenses in connection with the transactions using all of the proceeds from the new term loan and $167.2 million of cash on hand.
GoodRx is focused on a disciplined approach to capital allocation, centered on furthering the Company’s mission and creating shareholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A that aligns with our strategic priorities. These capital allocation priorities support GoodRx’s long-term growth strategy while also providing flexibility to navigate near-term challenges.
Guidance
For the third quarter and full year 2024, management is anticipating the following:

$ in millions	3Q 2024	3Q 2023	YoY Change
Revenue[1]	~$193 - $197	$180.0	~7% - 9%
Adjusted Revenue[1]	~$193 - $197	$190.0	~2% - 4%
Adjusted EBITDA Margin[3]	~32%

$ in millions	FY 2024	FY 2023	YoY Change
Revenue[1]	Low end of our previous ~$800 - $810 range	$750.3	Low end of our previous ~7% - 8% range
Adjusted Revenue[1]	Low end of our previous ~$800 - $810 range	$760.3	Low end of our previous ~5% - 7% range
Adjusted EBITDA[3]	>$255
“For the third quarter of 2024, we are guiding to revenue and Adjusted Revenue between $193 million and $197 million and
Adjusted EBITDA Margin of about 32%,” said Karsten Voermann, Chief Financial Officer. “For the full year 2024, we expect revenue and Adjusted Revenue to be at the lower end of our previous guidance of $800 million to $810 million. The full year guidance includes approximately $5 million of anticipated impact from Rite Aid’s store closures. For the full year, we expect over $255 million of Adjusted EBITDA, up about 17% from 2023.”
“During the second quarter of 2024, our balance sheet remained robust and we recently successfully refinanced our credit facilities. Our capital allocation priorities are unchanged and we will continue to prioritize high return investments and maximizing value for shareholders,” concluded Voermann.
3Adjusted EBITDA Margin is Adjusted EBITDA divided by Adjusted Revenue. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA and Adjusted EBITDA Margin guidance to GAAP net income or loss and GAAP net income or loss margin, respectively, because we do not provide guidance for such GAAP measures due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA and Adjusted EBITDA Margin and their respective most directly comparable GAAP measures. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss and GAAP net income or loss margin.
Exhibit 99.1
Investor Conference Call and Webcast
GoodRx management will host a conference call and webcast today, August 8, 2024, at 5:00 a.m. Pacific Time (8:00 a.m.
Eastern Time) to discuss the results and the Company’s business outlook.
To access the conference call, please pre-register using the following link:
https://register.vevent.com/register/BI60026e6986684b768a1fb7e88a3bc397
Registrants will receive a confirmation with dial-in details and a unique passcode required to join.
The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.
Approximately one hour after completion of the live call, an archived version of the webcast will be available on the
Company’s investor relations website at https://investors.goodrx.com for at least 30 days.
Exhibit 99.1
About GoodRx
GoodRx is the leading prescription savings platform in the U.S. trusted by more than 25 million consumers and 750,000 healthcare professionals annually, GoodRx provides access to savings and affordability options for generic and brand-name medications at more than 70,000 pharmacies nationwide, as well as comprehensive healthcare research and information.
We also equip healthcare professionals with efficient ways to find and prescribe affordable medications. Since 2011,
GoodRx has helped consumers save over $75 billion on the cost of their prescriptions.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://
investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Investor Contact
GoodRx
Aubrey Reynolds
ir@goodrx.com
Press Contact
GoodRx
Lauren Casparis
lcasparis@goodrx.com
Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future results of operations and financial position, industry and business trends, including the anticipated impact of retail pharmacy closures, our value proposition, our collaborations and partnerships with third parties, including our integrated savings programs, our business strategy and our ability to execute on our strategic priorities and value creation, our plans, market opportunity and long-term growth prospects, our capital allocation priorities, and our objectives for future operations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits;
our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our significant reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and the significant impact of pricing structures negotiated by industry participants; our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants, including pharmacy benefit managers, pharmacies, and pharma manufacturers; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infectious disease, such as COVID-19; the accuracy of our estimate of our addressable market and other operational metrics; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform or maintain and enhance our brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our dependence on our information technology systems and those of our third-party vendors, and risks related to any failure or significant disruptions thereof; risks related to government regulation of the internet, e-commerce, consumer data and privacy, information technology and cybersecurity; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards, and other requirements; our ability to utilize our net operating loss carryforwards and certain other tax attributes;
the risk that we may be unable to realize expected benefits from our restructuring and cost reduction efforts; our ability to attract, develop, motivate and retain well-qualified employees; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites or any undetected errors or design faults; our reliance on third-party platforms to distribute our platform and offerings, including software as-a-service technologies;
systems failures or other disruptions in the operations of these parties on which we depend; risks related to climate change;
the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; litigation related risks; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to general economic factors, natural disasters or other unexpected events; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; risks related to the recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending which may adversely affect our business, financial condition and results of operations; as well as the other important factors discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our other filings with the Securities and
Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Exhibit 99.1
Key Operating Metrics
Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active
Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offering. When presented for a period longer than a month, Monthly Active
Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition.
Subscription plans represent the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club, which sunset in July 2024. Each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.
We exited the second quarter of 2024 with over 7 million prescription-related consumers that used GoodRx across our prescription transactions and subscription offerings. Our prescription-related consumers represent the sum of Monthly Active
Consumers for the three months ended June 30, 2024 and subscribers to our subscription plans as of June 30, 2024.

	Three Months Ended
(in millions)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Monthly Active Consumers	6.6	6.7	6.4	6.1	6.1	6.1

	As of
(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Subscription plans	696	778	884	930	969	1,007
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	(in thousands, except par values)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$524,903	$672,296
Accounts receivable, net	161,774	143,608
Prepaid expenses and other current assets	63,878	56,886
Total current assets	750,555	872,790
Property and equipment, net	14,495	15,932
Goodwill	410,769	410,769
Intangible assets, net	56,022	60,898
Capitalized software, net	111,774	95,439
Operating lease right-of-use assets, net	29,893	29,929
Deferred tax assets, net	65,268	65,268
Other assets	36,614	37,775
Total assets	$1,475,390	$1,588,800
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$16,884	$36,266
Accrued expenses and other current liabilities	73,172	71,329
Current portion of debt	7,029	8,787
Operating lease liabilities, current	5,388	6,177
Total current liabilities	102,473	122,559
Debt, net	645,648	647,703
Operating lease liabilities, net of current portion	49,316	48,403
Other liabilities	8,554	8,177
Total liabilities	805,991	826,842
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	38	40
Additional paid-in capital	2,121,079	2,219,321
Accumulated deficit	(1,451,718)	(1,457,403)
Total stockholders' equity	669,399	761,958
Total liabilities and stockholders' equity	$1,475,390	$1,588,800
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$200,610	$189,677	$398,490	$373,663
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	11,870	16,339	24,338	33,034
Product development and technology	30,854	31,285	61,871	64,193
Sales and marketing	93,454	77,440	183,418	155,962
General and administrative	27,589	30,208	68,697	59,827
Depreciation and amortization	16,965	16,097	32,907	31,036
Total costs and operating expenses	180,732	171,369	371,231	344,052
Operating income	19,878	18,308	27,259	29,611
Other expense, net:
Other expense	—	—	—	(1,808)
Interest income	6,334	7,814	13,889	15,048
Interest expense	(14,566)	(14,054)	(29,209)	(27,187)
Total other expense, net	(8,232)	(6,240)	(15,320)	(13,947)
Income before income taxes	11,646	12,068	11,939	15,664
Income tax (expense) benefit	(4,952)	46,718	(6,254)	39,832
Net income	$6,694	$58,786	$5,685	$55,496
Earnings per share:
Basic	$0.02	$0.14	$0.01	$0.13
Diluted	$0.02	$0.14	$0.01	$0.13
Weighted average shares used in computing earnings per share:
Basic	376,254	412,221	386,153	412,322
Diluted	384,732	414,335	393,620	414,373

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$64	$180	$140	$341
Product development and technology	6,259	7,534	12,107	16,123
Sales and marketing	9,396	(3,020)	17,523	1,392
General and administrative	10,871	13,203	21,916	25,540
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$5,685	$55,496
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,907	31,036
Amortization of debt issuance costs	1,663	1,695
Non-cash operating lease expense	1,930	2,055
Stock-based compensation expense	51,686	43,396
Deferred income taxes	—	(62,980)
Loss on operating lease assets	—	374
Loss on minority equity interest investment	—	1,808
Changes in operating assets and liabilities
Accounts receivable	(18,166)	(6,237)
Prepaid expenses and other assets	(5,981)	(13,574)
Accounts payable	(18,017)	(10,972)
Accrued expenses and other current liabilities	1,973	18,418
Operating lease liabilities	(1,770)	(665)
Other liabilities	377	2,304
Net cash provided by operating activities	52,287	62,154
Cash flows from investing activities
Purchase of property and equipment	(675)	(440)
Capitalized software	(37,169)	(28,807)
Net cash used in investing activities	(37,844)	(29,247)
Cash flows from financing activities
Payments on long-term debt	(5,273)	(3,515)
Repurchases of Class A common stock	(153,226)	(18,437)
Proceeds from exercise of stock options	11,772	1,267
Employee taxes paid related to net share settlement of equity awards	(15,966)	(8,048)
Proceeds from employee stock purchase plan	857	649
Net cash used in financing activities	(161,836)	(28,084)
Net change in cash and cash equivalents	(147,393)	4,823
Cash and cash equivalents
Beginning of period	672,296	757,165
End of period	$524,903	$761,988
Exhibit 99.1
Non-GAAP Financial Measures
Adjusted Revenue and metrics presented as a percentage of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA
Margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."
We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with restructuring related activities. We exclude these costs from revenue because we believe they are not indicative of past or future underlying performance of the business.
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted
EBITDA as a percentage of Adjusted Revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, amortization of intangibles related to restructuring activities, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, other expense, and as further adjusted for estimated income tax on such adjusted items. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP and any subsequent releases of the valuation allowance, and (ii) all tax benefits/expenses resulting from excess tax benefits/
deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our
GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per
Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions and restructuring activities, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, charitable stock donation, other expense, and gain on sale of business. Adjusted operating income is Adjusted Revenue less non-GAAP costs and operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted
Revenue, Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted Revenue, Adjusted
EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain costs that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
Exhibit 99.1
The following table presents a reconciliation of net income and revenue, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted EBITDA and Adjusted Revenue, respectively, and presents net income margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$6,694	$58,786	$5,685	$55,496
Adjusted to exclude the following:
Interest income	(6,334)	(7,814)	(13,889)	(15,048)
Interest expense	14,566	14,054	29,209	27,187
Income tax expense (benefit)	4,952	(46,718)	6,254	(39,832)
Depreciation and amortization	16,965	16,097	32,907	31,036
Other expense	—	—	—	1,808
Financing related expenses	392	—	832	—
Acquisition related expenses	174	385	348	1,441
Restructuring related expenses	566	—	441	—
Legal settlement expenses	—	—	13,000	—
Stock-based compensation expense	26,590	17,897	51,686	43,396
Payroll tax expense related to stock-based compensation	847	405	1,726	845
Loss on operating lease assets	—	374	—	374
Adjusted EBITDA	$65,412	$53,466	$128,199	$106,703

Revenue and Adjusted Revenue (1)	$200,610	$189,677	$398,490	$373,663
Net income margin	3.3%	31.0%	1.4%	14.9%
Adjusted EBITDA Margin	32.6%	28.2%	32.2%	28.6%
________________________________________________________________
(1)Revenue was equal to Adjusted Revenue as there was no client contract termination cost associated with restructuring related activities in the periods presented.
Exhibit 99.1
The following tables present a reconciliation of net income and revenue and calculations of net income margin and earnings per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income,
Adjusted Revenue, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$6,694	$58,786	$5,685	$55,496
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	2,100	5,599	4,876	11,208
Other expense	—	—	—	1,808
Financing related expenses	392	—	832	—
Acquisition related expenses	174	385	348	1,441
Restructuring related expenses	566	—	441	—
Legal settlement expenses	—	—	13,000	—
Stock-based compensation expense	26,590	17,897	51,686	43,396
Payroll tax expense related to stock-based compensation	847	405	1,726	845
Loss on operating lease assets	—	374	—	374
Income tax effects of excluded items and adjustments for valuation allowance and excess tax benefits/deficiencies from equity awards	(4,991)	(55,059)	(13,636)	(56,666)
Adjusted Net Income	$32,372	$28,387	$64,958	$57,902
Revenue and Adjusted Revenue (1)	$200,610	$189,677	$398,490	$373,663
Net income margin	3.3%	31.0%	1.4%	14.9%
Adjusted Net Income Margin	16.1%	15.0%	16.3%	15.5%
Weighted average shares used in computing earnings per share:
Basic	376,254	412,221	386,153	412,322
Diluted	384,732	414,335	393,620	414,373
Earnings per share:
Basic	$0.02	$0.14	$0.01	$0.13
Diluted	$0.02	$0.14	$0.01	$0.13
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	376,254	412,221	386,153	412,322
Diluted	384,732	414,335	393,620	414,373
Adjusted Earnings Per Share:
Basic	$0.09	$0.07	$0.17	$0.14
Diluted	$0.08	$0.07	$0.17	$0.14
________________________________________________________________
(1)Revenue was equal to Adjusted Revenue as there was no client contract termination cost associated with restructuring related activities in the periods presented.
Exhibit 99.1
The following table presents (i) each non-GAAP, or adjusted, cost and expense and operating income measure together with its most directly comparable financial measure calculated in accordance with GAAP; and (ii) each adjusted cost and expense and adjusted operating income as a percentage of Adjusted Revenue together with each GAAP cost and expense and operating income as a percentage of revenue, the most directly comparable financial measure calculated in accordance with GAAP:

							(dollars in thousands)

	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023	2024	2023	2024	2023
Cost of revenue	$11,870	$16,339	$11,801	$16,145	$24,338	$33,034	$24,497	$32,677
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	6%	9%	6%	9%	6%	9%	6%	9%
Product development and technology	$30,854	$31,285	$24,087	$23,470	$61,871	$64,193	$48,665	$47,380
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	15%	16%	12%	12%	16%	17%	12%	13%
Sales and marketing	$93,454	$77,440	$83,752	$80,393	$183,418	$155,962	$165,148	$154,417
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	47%	41%	42%	42%	46%	42%	41%	41%
General and administrative	$27,589	$30,208	$15,558	$16,203	$68,697	$59,827	$31,981	$32,486
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	14%	16%	8%	9%	17%	16%	8%	9%
Depreciation and amortization	$16,965	$16,097	$14,865	$10,498	$32,907	$31,036	$28,031	$19,828
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	8%	8%	7%	6%	8%	8%	7%	5%
Operating income	$19,878	$18,308	$50,547	$42,968	$27,259	$29,611	$100,168	$86,875
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	10%	10%	25%	23%	7%	8%	25%	23%
Exhibit 99.1
The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense and operating income measure to its most directly comparable financial measure calculated in accordance with GAAP:

			(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$11,870	$16,339	$24,338	$33,034
Restructuring related expenses	—	—	311	—
Stock-based compensation expense	(64)	(180)	(140)	(341)
Payroll tax expense related to stock-based compensation	(5)	(14)	(12)	(16)
Adjusted cost of revenue	$11,801	$16,145	$24,497	$32,677

Product development and technology	$30,854	$31,285	$61,871	$64,193
Acquisition related expenses	(26)	(79)	(52)	(279)
Restructuring related expenses	(20)	—	(112)	—
Stock-based compensation expense	(6,259)	(7,534)	(12,107)	(16,123)
Payroll tax expense related to stock-based compensation	(462)	(202)	(935)	(411)
Adjusted product development and technology	$24,087	$23,470	$48,665	$47,380

Sales and marketing	$93,454	$77,440	$183,418	$155,962
Acquisition related expenses	(148)	—	(296)	—
Restructuring related expenses	—	—	(114)	—
Stock-based compensation expense	(9,396)	3,020	(17,523)	(1,392)
Payroll tax expense related to stock-based compensation	(158)	(67)	(337)	(153)
Adjusted sales and marketing	$83,752	$80,393	$165,148	$154,417

General and administrative	$27,589	$30,208	$68,697	$59,827
Financing related expenses	(392)	—	(832)	—
Acquisition related expenses	—	(306)	—	(1,162)
Restructuring related expenses	(546)	—	(526)	—
Legal settlement expenses	—	—	(13,000)	—
Stock-based compensation expense	(10,871)	(13,203)	(21,916)	(25,540)
Payroll tax expense related to stock-based compensation	(222)	(122)	(442)	(265)
Loss on operating lease assets	—	(374)	—	(374)
Adjusted general and administrative	$15,558	$16,203	$31,981	$32,486

Depreciation and amortization	$16,965	$16,097	$32,907	$31,036
Amortization of intangibles related to acquisitions	(2,100)	(5,599)	(4,876)	(11,208)
Adjusted depreciation and amortization	$14,865	$10,498	$28,031	$19,828

Operating income	$19,878	$18,308	$27,259	$29,611
Amortization of intangibles related to acquisitions	2,100	5,599	4,876	11,208
Financing related expenses	392	—	832	—
Acquisition related expenses	174	385	348	1,441
Restructuring related expenses	566	—	441	—
Legal settlement expenses	—	—	13,000	—
Stock-based compensation expense	26,590	17,897	51,686	43,396
Payroll tax expense related to stock-based compensation	847	405	1,726	845
Loss on operating lease assets	—	374	—	374
Adjusted operating income	$50,547	$42,968	$100,168	$86,875
Exhibit 99.1